UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2007

PACIFICHEALTH LABORATORIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23495	22-3367588
(Commission File Number)	(IRS Employer Identification No.)

100 Matawan Road, Suite 420 Matawan, NJ	07747-3913
(Address of Principal Executive Offices)	(Zip Code)

(732) 739-2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2007, PacificHealth Laboratories, Inc. (the “Company”) announced the appointment of Jason Ash as the Company’s President and Chief Operating Officer (“COO”) as well as a member of the Company’s Board of Directors, effective January 3, 2008.  Mr. Ash will assume the role of President from Dr. Robert Portman, who will continue to serve as Chief Executive Officer, Chief Scientific Officer, and Chairman of the Board of Directors.  Mr. Ash will also assume COO duties currently held by Stephen Kuchen, who will continue to serve as Chief Financial Officer, Treasurer, Secretary and a Director of the Company.

Immediately prior to Mr. Ash’s appointment to the Board of Directors, the Board of Directors of the Company will increase the size of its Board from six to seven, with Mr. Ash to fill the vacancy thus created.  During the term of Mr. Ash’s employment agreement (described below), the Company agreed that that the Board of Directors will nominate Mr. Ash for re-election to the Board at each annual meeting of the Company’s stockholders.  If for any reason Mr. Ash is not re-elected to the Board by the stockholders, Mr. Ash will be entitled to terminate his employment agreement for “Good Reason” upon 30 days’ written notice.

Since 2002, Mr. Ash, age 33, has served in various positions at Cadbury Schwepps both in the USA and Europe, most recently as the General Manager & Vice President of Cadbury Schwepps Americas Beverages (“CSAB”) Sports, Energy & Water Category Unit.  During his tenure with Cadbury Schwepps, Mr. Ash was responsible for the strategic development and commercialization of the Sports, Energy and Water pipeline of CSAB in North America as well as a number of key business changing roles in the UK and Turkey and the Middle East.  In addition to his experience at Cadbury Schwepps, Mr. Ash has held positions at Masterfoods and Unilever.

In connection with Mr. Ash’s appointment as President, COO and Director of the Company, the Compensation Committee of the Board of Directors recommended, and the Board of Directors approved, the entry by the Company into an employment agreement with Mr. Ash.  The employment agreement’s initial term begins on January 3, 2008 and ends on December 31, 2009.  The agreement automatically extends for a successive one year period unless either the Company or Mr. Ash gives the other at least 120 days written notice prior to the end of the initial term.  Thereafter, the agreement will automatically extend for successive additional periods of one year unless either the Company or Mr. Ash gives the other at least 90 days written notice prior to the end of the then current term.  Notice by either party of a change in base salary, benefits or termination provisions of the agreement will be deemed a notice of non-renewal.  In the event notice of non-renewal is given, but Mr. Ash continues to be employed by the Company following the expiration of a term, Mr. Ash’s base salary and benefits will continue to be governed by the terms of the agreement, and either party may terminate the agreement on not less than 90 days written notice to the other party.

Under his employment agreement with the Company, Mr. Ash will receive an initial base salary of $295,000.  The amount of Mr. Ash’s annual base salary will be adjusted with a market increase consistent with the position, Company performance, and Mr. Ash’s responsibilities, and such increase will be no less than the change in the consumer price index for urban consumers in each year of renewal of his employment agreement.  Mr. Ash is also entitled to receive annual bonus compensation, beginning with calendar year 2008, not to exceed 100% of Mr. Ash’s base salary, the eligibility for and amount of which shall be based upon the attainment of certain milestones agreed upon by Mr. Ash and the Compensation Committee of the Board of Directors. Mr. Ash is entitled to participate in all benefit plans offered from time to time to the Company’s senior executives.  In addition, the Company will provide Mr. Ash with an all-inclusive relocation/travel/car stipend of $55,000 for his first year of employment and $40,000 for the second year of employment.  The Company also agreed to reimburse Mr. Ash for air travel to and from the UK for one trip per month during the first six months of his employment agreement up to a maximum of $2,500 per trip and to pay for all legal costs associated with obtaining a visa and through green card for Mr. Ash and his spouse.

On November 28, 2007, the date Mr. Ash’s employment agreement was executed, and pursuant to Mr. Ash’s employment agreement, the Board of Directors approved the issuance of options to purchase 600,000 shares of the Company’s common stock (the “Options”) at an exercise price of $0.65 per share, the closing price on the day of the Board’s approval, to vest as follows: 150,000 shares on January 3, 2009, 150,000 shares on January 3, 2010, 150,000 shares on January 3, 2011 and 150,000 shares on January 3, 2012.  To the extent not previously exercised, the Options will terminate upon the earlier of (i) January 3, 2013 or (ii) 90 days following the termination of Mr. Ash’s employment with the Company.  The Options were issued pursuant to the Company’s 2000 Stock Option Plan.

The Company may terminate the employment agreement (i) for “Cause” as defined in the employment agreement or (ii) upon notice to Mr. Ash if without Cause.  Mr. Ash may terminate his employment agreement (x) for “Good Reason” as defined in the employment agreement or (y) upon 30 days written notice to the Company for any reason.

In the event that (i) the Company terminates Mr. Ash’s employment without Cause or (ii) the Executive terminates his employment agreement for Good Reason, Mr. Ash is entitled to receive twelve months base salary at the then current rate, payable in accordance with the Company’s usual practices.  In the event that Mr. Ash continues to receive any other cash compensation from the Company following such termination or if Mr. Ash commences any substantially full-time employment during such twelve month period, the remaining amount of severance pay due shall be reduced dollar-for-dollar.

In the event of a “Change in Control” (as defined in the employment agreement), and a contemporaneous or subsequent termination of the employment by Mr. Ash for Good Reason or termination by the Company without cause, Mr. Ash will be paid, in addition to any other severance payments due to Mr. Ash, a lump sum equal to half his annual base salary in effect immediately prior to the Change in Control.  In addition, upon such a termination, all unvested stock options held by Mr. Ash shall immediately become accelerated and vested.  Any payment due in the event of a Change in Control shall be paid upon the completion of the Change in Control.

If Mr. Ash’s employment is terminated by the Company for any reason other than Mr. Ash’s death, the Company, at its election, by notice to Mr. Ash given not later than ten days after such termination, shall have the right to require Mr. Ash to agree to a restrictive covenant prohibiting Mr. Ash from competing with the Company for a period of one year.  As a condition to Mr. Ash’s observance of this restrictive covenant, the Company will pay Mr. Ash twelve months base salary at the then current rate, payable in accordance with the Company’s usual practices.  Such payment shall be in lieu of, rather than in addition to, any other severance payments, other than the Change in Control Payment, due under the employment agreement.  In addition, in the event that Mr. Ash receives compensation from any other substantially full-time employment, the Company shall have the option to continue such payments in full without any dollar-for-dollar reduction.

THE ABOVE DESCRIPTION OF, AMONG OTHER THINGS, THE TERMS OF THE EMPLOYMENT AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY THE EMPLOYMENT AGREEMENT WHICH IS INCORPORATED BY REFERENCE HEREIN.  THE COMPANY IS FILING THE EMPLOYMENT AGREEMENT AS EXHIBIT 10.1 TO THIS CURRENT REPORT ON FORM 8-K.

The press release announcing the appointment of Mr. Ash as the Company’s President and COO as well as a member of the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits.

Exhibit Number		Description
10.1		Employment Agreement, effective January 3, 2008, by and between PacificHealth Laboratories, Inc. and Jason Ash.

99.1		Press Release dated November 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICHEALTH LABORATORIES, INC.

Dated: December 3, 2007	By:	/s/ Stephen P. Kuchen
Stephen P. Kuchen
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Employment Agreement, effective January 3, 2008, by and between PacificHealth Laboratories, Inc. and Jason Ash.

99.1	Press Release dated November 29, 2007.